                                                                    EXHIBIT 99.4


MILBERG WEISS BERSHAD                                   FILED
     HYNES & LERACH LLP
WILLIAM S. LERACH (68581)                         98 MAY 18PM 1:24
DARREN J. ROBBINS (168593)                    CLERK, U.S. DISTRICT COURT
600 West Broadway, Suite 1800                 SOUTHERN DISTRICT OF CALIFORNIA
San Diego, CA 92101
Telephone:   619/231-1058                      BY: J. HASLER    DEPUTY


THE OLSEN LAW FIRM
KURT OLSEN
2300 N. Street, NW
Suite 600
Washington, DC 20037
Telephone:   202/663-9337


BERGER & MONTAGUE, P.C.                       HOFFMAN & EDELSON
TODD S. COLLINS                               MARC EDELSON
1622 Locust Street                            45 W. Court Street
Philadelphia, PA 19103                        Doylestown, PA 18901
Telephone: 215/875-3000                       Telephone:  215/230-8043

Attorneys for Plaintiffs

                          UNITED STATES DISTRICT COURT

                         SOUTHERN DISTRICT OF CALIFORNIA


RICK PENICK and CORALETTE PENICK,   )         No. '98 CV  928S (LAB)
ALBERT D. BARNABEI and NANCY M.     )
BARNABEI, and FREDERICK M. GARSON,  )         CLASS ACTION
On Behalf of Themselves and All     )         CLASS ACTION COMPLAINT FOR
Others Similarly Situated,          )         VIOLATIONS OF FEDERAL
                                    )         SECURITIES LAW
                  Plaintiffs,       )
                                    )
           vs.                      )
                                    )
                                    )
FPA MEDICAL MANAGEMENT, INC., SOL   )
LIZERBRAM, STEPHEN J. DRESNICK,     )
SETH FLAM, STEVEN M. LASH and       )
FOUNDATION HEALTH CORPORATION,      )
                                    )
                   Defendants.      )         Plaintiffs Demand A
                                    )         Trial By Jury
___________________________________ )___________________________________

                              NATURE OF THE ACTION

          1. This is a securities class action on behalf of all persons who purchased the common stock of FPA Medical Management, Inc. ("FPA" or the "Company") between February 27, 1997 and May 14, 1998, inclusive (the "Class Period"), seeking to pursue remedies under the Securities Exchange Act of 1934 (the "Exchange Act"). As hereinafter alleged, during the Class Period, FPA, four executive officers, directors and/or controlling persons of FPA and Foundation Health Corporation (a controlling person of FPA during the Class Period) knowingly or recklessly misrepresented the operating performance of FPA. In so doing, defendants materially misled the public by issuing false financial statements that were prepared in violation of generally accepted accounting principles ("GAAP"), Defendants' fraudulent scheme and deceptive course of business artificially inflated and maintained the trading price of FPA common stock during the Class Period and thereby injured plaintiffs and other purchasers of FPA stock.

          2. During the Class Period, defendants vastly overstated FPA's revenues, earnings and assets in public reports. Defendants did so by a variety of methods. First, defendants successfully deceived the investing public with respect to FPA's medical cost trend by, among other things, understating FPA's reserves for incurred but not reported claims ("INBR"). This led to a huge increase in medical services expenses in the first quarter of 1998, at the end of the Class Period, when defendants could no longer hide the truth.

          3. Second, defendants materially inflated reported income for the fourth quarter of 1996 and all four quarters of 1997 by




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

misrepresenting the purchase price of a group of medical practices that defendant Foundation Health Corporation ("Foundation") sold to FPA in December 1996. In violation of GAAP, defendants caused FPA to record as revenue $55 million that Foundation paid with respect to certain obligations that FPA took on in connection with the acquisition of the medical practices. In fact, these obligations were part and parcel of the acquisition agreement, and the sums paid to FPA should not have been recorded as revenue but instead as an offset against or reduction to the consideration FPA paid for the acquisition of the medical practices. The effect was to inflate by material amounts FPA's reported revenue and income during the fourth quarter of 1996 and each quarter of 1997.

          4. Third, defendants recognized revenue that never should have been recorded by inflating reported receivables. Defendants thus artificially inflated assets as well as revenues, since, once recorded, these receivables immediately should have been written off in accordance with GAAP. (Eventually, at the close of the Class Period, defendants belatedly took a write-off of approximately $40 million with respect to shared risk and other receivables.)

          5. On May 15, 1998, FPA finally began to reveal the truth. In an announcement that shocked the market, FPA revealed that net income for the first quarter of 1998 declined materially and, in addition, that it would be necessary for the Company to take a $200 million charge in the second quarter. In reaction, the market price of FPA common stock plunged on May 15, 1998, closing at $6 per share, down $5.50.






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

      6. Analysts, who routinely visited and conversed with FPA management, immediately downgraded their recommendations of FPA. The analysts who downgraded FPA stock on May 15, 1998 included Russ of Lehman Brothers and Harris and Ripperger of Salomon Smith Barney. Harris and Ripperger specifically noted that the May 15, 1998 report, showing among other things a huge increase in medical claims payable, revealed that the Company "has been systematically overstating revenues and earnings in prior periods." (Emphasis added.)

                             JURISDICTION AND VENUE

     7. This Court has jurisdiction over the subject matter of this action pursuant to 28 U.S.C. Sections 1331 and 1337, and Section 27 of the Exchange Act (15 U.S.C. Section 78aa).

     8. This action arises under Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder (17 C.F.R. Section 240.10b-5).

     9. Venue is proper in this District pursuant to Section 27 of the Exchange Act and 28 U.S.C. Section 1391(b). FPA has its headquarters in San Diego, and many of the acts charged herein occurred in substantial part in this District.

    10. In connection with the acts alleged in this complaint, the defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including, but not limited to, the mails, interstate telephone communications, and the facilities of the national securities markets.

                                     PARTIES

          11. (a) Plaintiffs Rick and Coralette Penick purchased 500 shares of FPA common stock on April 3, 1998 at $16-1/4 per share








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

and 1,000 shares on April 16, 1998 at $13-3/4 per share, and were damaged thereby.

          (b) Plaintiffs Albert D. and Nancy M. Barnabei purchased 500 shares of FPA common stock on October 31, 1997 at $23-1/4 per share and were damaged thereby.

          (c) Plaintiff Frederick M. Garson purchased 800 shares of FPA common stock on February 27, 1998 at $24.56 per share and was damaged thereby.

     12. Defendant FPA is a corporation organized and existing under the laws of the State of Delaware. The Company's principal executive offices are located at 3636 Nobel Drive, Suite 200, San Diego, California. FPA is a national physician practice management company. In the business of acquiring, organizing and managing primary care physician practice networks, the Company provides contract management services to hospital emergency rooms and primary and specialty care services to capitated managed care enrollees and fee-for-service patients. At all times relevant to this action, the common stock of FPA was actively traded on the NASDAQ National Market System, a national securities market, under the ticker symbol "FPAM" and was registered pursuant to Section 12 of the Exchange Act (15 U.S.C. Section 78e). The market for FPA common stock was therefore open, well-developed and efficient at all relevant times. FPA files annual, quarterly and other reports with the Securities and Exchange Commission (the "SEC") in accordance with the Exchange Act.

    13. (a) Defendant Sol Lizerbram has been Chairman of the Board of Directors of FPA since 1986, and he was President from 1986 to 1996. Lizerbram has received substantial compensation from the Company. Lizerbram's compensation included $446,978 in salary and a bonus of $665,522 in 1997 and salary of $237,646 and a bonus of $1,133,123 in 1996, in addition to large amounts of stock options and/or stock grants. During the Class Period, while possessing the material, undisclosed information described in this Complaint, Lizerbram sold at least 74,200 shares of the Company's common stock in the open market at inflated prices, receiving insider trading proceeds in excess of $1,800,000.

              (b) Defendant Stephen J. Dresnick has been President and Chief Executive Office of the Company since March 1998, and he was Vice Chairman of the Board from 1996 until March 1998. Dresnick, has received substantial compensation from FPA, including salary of $325,000 and a bonus of $1,487,500 in 1997, and salary of $325,000 and a bonus of $1,819,180 in 1996, in addition to large amounts of stock options and/or stock grants. During the Class Period, while possessing the material, undisclosed information described in this Complaint, Dresnick sold at least 36,140 shares of the Company's common stock in the open market at inflated prices, receiving insider trading proceeds in excess of $800,000.

              (c) Defendant Seth Flam was President, Chief Executive Officer and a director throughout the Class Period until March 25, 1998, when he resigned from all of these positions and became a consultant to the Company pursuant to a lucrative consulting agreement. Flam has received substantial compensation from the Company, including salary of $446,978 and a bonus of $655,522 in 1997, and salary of $237,646 and a bonus of $1,133,123 in 1996, in addition to large amounts of stock options and/or stock grants. During the Class Period, while possessing the material, undisclosed information described in this Complaint, Flam sold at least 93,000 shares of the Company's common stock in the open market at inflated prices, receiving insider trading proceeds in excess of $2,000,000.

              (d) Defendant Steven M. Lash was the Company's Executive Vice President and Chief Financial Officer from 1994 until March 1998, at which time he relinquished the position of Chief Financial Officer. Lash has received substantial compensation from the Company, including salary of $361,705 and a bonus of $500,795 in 1997, and salary of $215,417 and a bonus of $1,084,584 in 1996, in addition to substantial amounts of stock options and/or stock grants. During the Class Period, while possessing the material, undisclosed information described in this Complaint, Lash sold at least 79,100 shares of the Company's common stock in the open market at inflated prices, receiving proceeds in excess of $1,600,000.

          (e) The defendants named in Section 13(a)-(d) are referred to herein as the "Individual Defendants."

     14. Defendant Health Foundation Corporation, a controlling person of the Company from the beginning of the Class Period as a result of its ownership of a controlling block of the Company's stock, acquired approximately $75 million worth of the Company's stock, along with cash and notes, in connection with Foundation's 1996 sale to FPA of physician practice management operations and affiliated medical groups in California and Arizona. During the Class Period, while possessing the material, undisclosed information described in this Complaint, Foundation sold at least 3 million shares of the Company's common stock at inflated prices, receiving proceeds of approximately $55,300,000.



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


          15. It is appropriate to treat the Individual Defendants and Foundation as a group for pleading purposes and to presume that the false and misleading information conveyed in the Company's financial statements, public filings, press releases and other publications as alleged herein are the collective actions of the narrowly defined group of defendants identified above. Each of the above officers and directors of FPA and Foundation, by virtue of his or its high-level positions and influence with the Company, directly participated in the management of the Company at the highest levels, and were privy to confidential proprietary information concerning the Company and its operations, finances, financial condition, performance and results as alleged herein. Said defendants were involved in drafting, producing, reviewing and/or disseminating the false and misleading statements alleged herein, were aware that false and misleading statements were being issued regarding the Company, and approved or ratified these statements, in violation of the federal securities laws.

          16. As officers, directors and/or controlling persons of a publicly-held company whose common stock was, and is, registered with the SEC pursuant to the Exchange Act, traded on NASDAQ's National Market System, and governed by the provisions of the federal securities laws, the Individual Defendants and Foundation each had a duty to disseminate promptly accurate and truthful information with respect to the Company's financial condition, performance, results, operations, business, products, markets, management, earnings, and business prospects, and to correct any previously issued statements that had become materially misleading or untrue, so that the market price of the Company's publicly-traded securities would be based upon truthful and accurate information. The Individual Defendants' and Foundation's misrepresentations during the Class Period violated these specific requirements and obligations.

          17. The Individual Defendants and Foundation participated in the drafting, preparation, and/or approval of the various financial statements, public and shareholder and investor reports, and other communications complained of herein and/or were aware of or recklessly disregarded the misstatements contained therein and omissions therefrom. Each of the Individual Defendants and Foundation had access to the adverse non-public information about FPA's financial condition and performance as particularized herein and knew that these adverse facts rendered the positive representations made by and about FPA and the business and the financial statements issued by the Company materially false and misleading.

          18. The Individual Defendants and Foundation, because of their positions of control and authority, were able to and did control the contents of the various quarterly and annual financial reports, press releases and other public statements pertaining to the Company. Each Individual Defendant and Foundation were provided with copies of the financial statements and documents alleged herein to be false and misleading prior to or shortly after their issuance and had the ability and opportunity to prevent their issuance or to cause them to be corrected. Accordingly, each of the Individual Defendants and Foundation are responsible for the accuracy of the financial statements and public reports and




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

releases detailed herein and are therefore primarily liable for the representations contained therein.

          19. Each of the defendants is liable as a participant in a fraudulent scheme and course of business that operated as a fraud and deceit on purchasers of FPA stock, by disseminating materially false and misleading statements and/or concealing material, adverse facts. The scheme: (i) deceived the investing public regarding FPA's business, financial condition and performance, and the intrinsic value of FPA shares; and (ii) caused plaintiffs and other members of the Class to purchase FPA stock at artificially inflated prices.

                      PLAINTIFFS' CLASS ACTION ALLEGATIONS

          20. Plaintiffs bring this action as a class action pursuant to Federal Rule of Civil Procedure 23(a) and (b)(3) on behalf of a Class consisting of all persons who purchased or otherwise acquired shares of FPA common stock from February 27, 1997 through May 14, 1998, inclusive (the "Class Period"), and who were damaged thereby. Excluded from the Class are defendants, members of the immediate family of each of the Individual Defendants, any subsidiary or affiliate of FPA, Foundation and the directors, officers and employees thereof, any entity in which any excluded person has a controlling interest, and the legal representatives, heirs, successors and assigns of any excluded person.

          21. The members of the Class are so numerous that joinder of all members is impracticable. While the exact number of Class members is unknown to plaintiffs at this time and can only be ascertained through appropriate discovery, plaintiffs believe that there are thousands of members of the Class located throughout the

United States. As of April 27, 1998, there were 47,533,234 shares of FPA common stock outstanding. Throughout the Class Period, FPA common stock was actively traded on the National Market System. Record owners and other members of the Class may be identified from records maintained by FPA and/or its transfer agent and may be notified of the pendency of this action by mail, using a form of notice similar to that customarily used in securities class actions.

          22. Plaintiffs' claims are typical of the claims of the other members of the Class, as all members of the Class were similarly affected by defendants' wrongful conduct in violation of federal law that is complained of herein.

          23. Plaintiffs will fairly and adequately protect the interests of the members of the Class and have retained counsel competent and experienced in class and securities litigation.

          24. Common questions of law and fact exist as to all members of the Class and predominate over any questions solely affecting individual members of the Class. Among the questions of law and fact common to the Class are:

              (a) Whether the federal securities laws were violated by defendants' acts and omissions as alleged herein;

              (b) Whether defendants participated in and pursued the common course of conduct complained of herein;

              (c) Whether documents, press releases, public filings, and other statements disseminated to the investing public and the Company's shareholders during the Class Period misrepresented material facts about the business, financial condition and performance of FPA;

              (d) Whether documents issued by defendants to the investing public during the Class Period misrepresented material facts about the business, financial condition and performance of FPA;

              (e) Whether the market prices of FPA's common stock during the Class Period were artificially inflated due to the material misrepresentations complained of herein; and

              (f) To what extent the members of the class have sustained damages and the proper measure of damages.

          25. A class action is superior to all other available methods for the fair and efficient adjudication of this controversy, since joinder of all members is impracticable. Furthermore, as the damages suffered by individual Class members may be relatively small, the expense and burden of individual litigation make it impossible for members of the Class individually to redress the wrongs done to them. There will be no difficulty in the management of this suit as a class action.


                             SUBSTANTIVE ALLEGATIONS

                    Applicability Of Presumption Of Reliance:
                          Fraud-On-The-Market Doctrine

          26. At all relevant times, the market for FPA common stock was an efficient market for the following reasons, among others:

              (a) FPA common stock met the requirements for active trading on NASDAQ's National Market System, a highly efficient and automated market;

              (b) As a regulated issuer, FPA filed periodic public reports with the SEC; and




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

              (c) FPA was followed by 10 or more securities analysts employed by major brokerage firms who wrote reports that were distributed to the sales force and certain customers of their respective brokerage firms. Each of these reports was publicly available and entered the public marketplace.

          27. As a result, the market for FPA securities promptly digested current information with respect to FPA from all publicly available sources and reflected such information in FPA's stock price. Under these circumstances, all purchasers of FPA shares during the Class Period suffered similar injury through their purchase of shares at artificially inflated prices, and a presumption of reliance applies.

                         THE NATURE OF DEFENDANTS' FRAUD

          28. During the Class Period, defendants announced results for the fourth quarter of 1996 and each of 1997's quarters. With respect to each of these five quarters, and with regard to 1996 and 1997 as a whole, defendants materially inflated and misrepresented the Company's revenues, income and assets.

          29. Each of the following press releases and public reports, issued by all defendants as a group, was materially false and misleading, because each materially overstated FPA's revenue, income and assets:

              (a) FPA's report for the quarter and fiscal year ending December 31, 1996, contained in FPA's press release of February 27, 1997 and 1996 Form 10-K Report filed March 31, 1997. This report falsely stated, among other things, that during the fourth quarter FPA had operating revenue of $151,000,000 and net income of $4,200,000 (excluding charges).

              (b) FPA's report for the first quarter, ending March 31, 1996, contained in FPA's press release of April 30, 1997 and Form 10-Q Report filed May 15, 1997. This report falsely stated, among other things, that during the first quarter FPA had operating revenue of $223,000,000 and net income of $6,400,000 (excluding charges).

              (c) FPA's report for the second quarter, ending June 30, 1997, contained in FPA's press release of July 30, 1997 and Form 10-Q Report filed August 14, 1997. This report falsely stated, among other things, that during the second quarter FPA had operating revenue of $244,500,000 and net income of $8,100,000 (excluding charges).

              (d) FPA's report for the third quarter, ending September 30, 1997, contained in FPA's press release of October 30, 1997 and Form 10-Q Report filed November 14, 1997. This report falsely stated, among other things, that during the third quarter FPA had operating revenue of $240,600,000 and net income of $10,600,000.

              (e) FPA's report for the fourth quarter and fiscal year, ending December 31, 1997, contained in FPA's press release of March 6, 1998 and Form 10-K Report filed March 31, 1998. This report falsely stated, among other things, that during the fourth quarter FPA had operating revenue of $323,000,000 and net income of $12,900,000 (excluding charges).

          30. Each of the foregoing reports on FPA's operating results was materially false and misleading, and each vastly overstated the Company's actual revenues, income and assets, for the reasons set forth below.

Defendants Artificially Inflated Income By
Improperly Shorting The Claims Payable Reserve

          31. During the Class Period Defendants also violated GAAP by dramatically understating FPA's Medical Services Expenses and hence reserving insufficiently for FPA's claims payable. The effect of this deception was to materially overstate earnings in the fourth quarter of 1996, in each quarter in fiscal year 1997, and in fiscal 1997 as a whole.

          32. Specifically, "Medical Services Expenses" are the expenses associated with providing services to FPA's covered enrollees on a per quarter basis. The "Claims Payable Reserve" is the reserve that FPA was required to take against future medical expenses it would have to pay out for treatment of its covered enrollees. Part of Medical Services Expenses go to fund the Claims Payable Reserve.

          33. Industry practice uses a figure termed the "medical loss ratio" as one method of gauging company performance. The Medical Loss Ratio is calculated by dividing the "Medical Services Expenses" by the total "Operating Revenues." The lower this figure, the more efficient a company is in containing costs.

          34. Reserves against claims payable directly impact FPA earnings. The greater the additions to the reserve, the lower a company's earnings will be for a particular reporting period

          35. Regulation S-X provides that financial statements filed with the SEC that are not prepared in conformity with GAAP are presumed to be misleading, despite footnote or other disclosure. 17 C.F.R. Section 210.4-01(a)(1). GAAP provides that financial statements account for and disclose existing uncertainties as to possible




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

loss. Such loss contingencies should be recognized and reported as a charge to income when: (a) information existing as of the date of the financial statements indicates that it is probable (e.g., a likely chance) that an asset had been impaired or a liability had been incurred; and (b) the amount of such loss can be reasonably estimated. Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") No. 5, paragraph 8.

          36. In addition, disclosure of the nature of the loss contingency accrual, and in some circumstances disclosure of the amount accrued, may be necessary for the financial statements not to be misleading. SFAS No. 5, paragraph 9. When condition "(a)" in the preceding paragraph has been met and, with respect to condition "(b)", a range of contingent loss can be reasonably estimated, but no single amount within the range is a better estimate than any other amount, the minimum amount should be charged against income. FASB Interpretation No. 14.

          37. Notwithstanding these requirements, however, beginning in the fourth quarter 1996 for the period ended December 31, 1996 and continuing throughout the Class Period, defendants, without proper justification, artificially lowered FPA's Medical Services Expenses, and therefore FPA's Medical Loss Ratio, by underreserving for claims payable. Defendants thereby materially inflated FPA's reported earnings throughout the Class Period.

          38. Direct evidence of defendants' continuous deception during the Class Period is found as late as April 8, 1998 -- just 36 days before FPA's disastrous announcement of May 15, 1998 -- in an analyst report by Raymond James and Associates. In that report, the analyst states that:

          Dr. Dresnick also indicated that the year-end Claims Payable and IBNR (incurred, but not reported) levels were sufficient, as confirmed by an intense audit from Deloitte and Touche. While reserves as a percentage of Capitation revenues were reduced in the fourth quarter, the absolute level at year-end appears adequate.

(Emphasis added.)

          39. On May 15, 1998, defendants revealed the truth about their deceptive understatement of reserves, and dramatically increased the claims payable reserve to account for their past deceit. In fact, defendants were forced to increase FPA's reserve from $159.987 million to $237.438 million -- an increase of $77.451 million. This resulted in FPA's Medical Loss Ratio increasing to 79.7%.

          40. Analysts were thus forced to dramatically revise their earnings models downward to reflect the true expense against earnings associated with a proper and accurate claims payable reserve. As an analyst at Lehman Brothers put it in a First Call Report issued on May 15, 1998, "Medical loss ratio increased 850 bp (basis points] sequentially to 79.7%. While we were expecting MLR to rise materially, the magnitude of this increase is alarming, and management expects MLR to remain at this higher level."

          41. Two analysts from Smith Barney stated in their First Call Report dated May 15, 1998 that "Medical Claims Payable (IBNR) increased by $68.1 million in the quarter we are unsure as to how much of increase pertains to 1Q98 v. 96/97."

          42. Merrill Lynch's analyst stated:

          From an operating performance, the biggest change from historical trend occurred in the company's Medical Services expenses, which increased from just 72.2% of aggregate revenues last year to 79.7% in the current quarter. Clearly, this was above our expectations, as well as the Street. Moreover, the Company stated that this rate would likely be sustained going forward, with little hope of a return to FPA's historical low 70% range.

     43. As illustrated in the chart below, defendants' deceptive understatement of FPA's Medical Loss Ratio materially inflated FPA's reported earnings each quarter during the Class Period. This chart shows how, throughout the Class Period, FPA should have materially increased Medical Services Expenses, and thereby its Medical Loss Ratio, in order to reserve adequately for claims.

                3Q96       4Q96        1Q97        2Q97        3Q97        4Q97        1Q98
---------------------------------------------------------------------------------------------
Operating      89,680     151,048     222,840     244,557     240,622     432,492     392,234
Revenues
---------------------------------------------------------------------------------------------
Reported       67,618     103,911     158,105     174,725     169,484     327,447     312,632
Medical
Service
Expenses
---------------------------------------------------------------------------------------------
Reported         75.4%       68.7%       71.0%       71.4%       70.4%       75.7%       79.7%
Medical
Loss Ratio
---------------------------------------------------------------------------------------------
Reported       47,475      65,618     127,286     124,044     110,846     150,256     237,438
Claims
Payable
Reserve
---------------------------------------------------------------------------------------------
Reported                  (29,121)    (27,037)     13,217      16,600      20,757     (14,731)
Pre-Tax
Income
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
True*           N/A       117,062     172,701     189,531     186,482     335,181       N/A
Medical
Service
Expenses
---------------------------------------------------------------------------------------------
True            N/A        78,769     141,882     138,851     127,844     157,990       N/A
Claims
Payable
Reserve
---------------------------------------------------------------------------------------------
Additional      N/A        13,151      14,596      14,807      16,998       7,734       N/A
Medical
Service
Expenses
---------------------------------------------------------------------------------------------
True            N/A       (42,272)    (41,633)     (1,590)       (398)     13,023       N/A
Pre-Tax
Income
---------------------------------------------------------------------------------------------
% Boost To      N/A          68.9%       64.9%      931.3%     4270.8%       59.4%      N/A
Pre-Tax
Income
---------------------------------------------------------------------------------------------

* Calculated using 77.5%, the average of the MLR for 3Q96 and 1Q98, as a baseline.

Defendants Artificially Inflated Results
By Misrepresenting the Purchase from Foundation

          44. Defendants materially misled the investing public with respect to the price of the 1996 acquisition of physician practices from Foundation. Defendants overstated the purchase price by approximately $55 million, and then contrived to cause this $55 million to be paid by Foundation to FPA during the last quarter of 1996 and the four quarters of 1997, materially inflating reported revenues and assets.

          45. Defendants announced FPA's purchase of physician practices from Foundation on July 1, 1996. Defendants stated, falsely, that the purchase price was $220 million and that, as part of the agreement, Foundation would make periodic payments to FPA, referred to as Guaranteed Access Payments ("GAPs"), allegedly to ensure that Foundation's patients would continue to receive uninterrupted access to care from their providers.

          46. In fact, the GAPs were a sham, intended solely to allow defendants to mislead the public with respect to FPA's revenue and income during the Class Period. In fact, the GAPs were a deduction from or offset against the purchase price or, alternatively, periodic refunds from Foundation to FPA with respect to FPA's overpayment to Foundation in the acquisition of the physician practices.

          47. By this method, defendants inflated FPA's reported revenues and income as illustrated by the following chart:

ADJUSTMENTS TO REVENUE & PRETAX INCOME --
SUBTRACTION OF PAYMENTS FROM FOUNDATION


                             Dec-96             Mar-97             Jun-97           Sep-97              Dec-97
                            -------            -------            -------           -------            -------
Reported Revenues           151,048            222,840            244,557           240,622            322,964
Adjustments to               10,000              9,500             11,833            11,833             11,833
                            -------            -------            -------           -------            -------
Subtract GAP
Adjusted Revenues           141,048            213,340            232,724           228,789            311,131
                            -------            -------            -------           -------            -------

Reported                    (29,121)           (27,037)            13,217            16,600             20,757
Pre-Tax Income
Adjustments to               10,000              9,500             11,833            11,833             11,833
                            -------            -------            -------           -------            -------
Subtract GAP
Adjusted Pre                  8,924              4,767              1,384           (36,537)           (39,121)
                            -------            -------            -------           -------            -------
Tax Income



Defendants Artificially Inflated Revenue
And Assets By Inflating Receivables

          48. Throughout the Class Period, defendants recorded receivables that were in excess of actual value. Accordingly, defendants inflated revenue and earnings during the periods in which the receivables were recognized as revenue. In addition, defendants overstated assets with respect to those same receivables.

          49. Defendants' fraud with respect to inflated receivables was revealed only with the May 15, 1998 announcement. Included in the $200 million second quarter charge was approximately $40 million with respect to shared risk and other receivables.

          50. Defendants thus inflated revenues, earnings and assets in violation of GAAP throughout the Class Period.


                        DEFENDANTS' MISLEADING STATEMENTS

          51. As stated, throughout the Class Period defendants materially misled the investing public, thereby inflating the price of FPA stock, by publicly issuing false and misleading statements, including false financial statements, and omitting to disclose material facts necessary to make defendants' statements, as set forth herein, not false and misleading. The documents and statements referred to above, as well as others disseminated by defendants, during the Class Period, were materially false and misleading.

          52. As noted above, defendants resorted to deceptive practices to artificially inflate the price of FPA's common stock during the Class Period. In so doing, the defendants knew or recklessly disregarded the fact that FPA's financial statements were materially inaccurate and misleading and failed to comply with GAAP, including specifically SFAS No. 5 with respect to underreserving of the claims reserve.

          53. In addition to the violations of GAAP noted above, defendants presented the Company's financial statements in a manner that violated the following GAAP provisions, among others:

              (a) The principle that financial reporting should provide information that is useful to present and potential investors and creditors and other users in making rational investment, credit and similar decisions (Concepts Statement No. 1, paragraph 34);

              (b) The principle of completeness, which means that nothing is left out of the information that may be necessary to insure that it validly represents underlying events and conditions (Concept Statement, No. 2, paragraph 79);

              (c) The principle that conservatism be used as a prudent reaction to uncertainty to try to ensure that uncertainties and risks inherent in business situations are adequately considered. The best way to avoid injury to investors is to try to ensure that what is reported represents what it purports to represent (Concepts Statement No. 2, paragraphs 95, 9) ; and

              (d) The principle that financial reporting should be reliable in that it represents what it purports to represent. That information should be reliable as well as relevant is a notion that is central to accounting (Concepts Statement No. 2, paragraphs 58-59; and

          54. At all relevant times, the material misrepresentations and omissions particularized in this Complaint directly or proximately caused or were a substantial contributing cause of the damages sustained by the plaintiffs and other members of the Class. As described herein, during the Class Period, defendants made or caused to be made a series of false and misleading statements about FPA's business, financial results and performance. These material misstatements and omissions had the cause and effect of creating in the market an unrealistically positive assessment of FPA, and its business and financial performance, thus causing the Company's securities to be overvalued and artificially inflated at all relevant times. Defendants' false portrayal during the Class Period of FPA, and its financial performance, resulted in the plaintiffs and other members of the Class purchasing the Company's securities at a disparity between their market price and their actual value, thus causing the damages complained of herein, both to persons who bought and held until the end of the Class Period as well as persons who bought and sold within that time.


                             SCIENTER ALLEGATIONS

          55. Defendants acted with scienter in that defendants knew or recklessly disregarded that the public documents and statements, including the financial statements, issued or disseminated in the name of the Company were materially false and misleading. By virtue of their receipt of information reflecting the truth regarding FPA, their control over FPA's materially misleading misstatements herein alleged and/or their associations with the Company that made them privy to confidential proprietary information concerning FPA, defendants participated in the fraudulent scheme described herein. Defendants knew and/or recklessly disregarded the falsity and misleading nature of the information that they, caused to be disseminated to the investing public. This case does not involve allegations of false forward-looking statements or projections but instead involves materially false and misleading statements, including false financial statements.

         56. The Individual Defendants and Foundation engaged in such a scheme to inflate the price of FPA securities in order, among other things: (i) to carry out their scheme of selling tens of millions of dollars of FPA stock from their own portfolios at grossly inflated prices; (ii) to protect and enhance their executive positions and the substantial compensation and prestige they obtained thereby; and (ii) to enhance the value of their substantial personal holdings of FPA securities and options to acquire such securities.


                                   FIRST CLAIM

                 Violations of Section 10(b) Of The Exchange Act
                      And Rule 10b-5 Promulgated Thereunder

          57. Plaintiffs repeat and reallege the allegations set forth above as though fully set forth herein. This claim is asserted against all defendants.

          58. During the Class Period, defendants, and each of them, carried out a plan, scheme and course of conduct which was intended to and, throughout the Class Period, did: (i) deceive the investing public, including plaintiffs and other class members, as alleged herein; (ii) artificially inflate and maintain the market price of FPA securities; and (iii) cause the plaintiffs and other members of the class to purchase FPA securities at artificially inflated prices. In furtherance of this unlawful scheme, plan and course of conduct, defendants, and each of them, took the actions set forth herein.

          59. Defendants (a) employed devices, schemes, and artifices to defraud; (b) made untrue statements of material fact and/or omitted to state material facts necessary to make the statements not misleading; and (c) engaged in acts, practices, and a course of business which operated as a fraud and deceit upon the purchasers of the Company's stock in an effort to maintain artificially high market prices for FPA's securities in violation of Section 10(b) of the Exchange Act and Rule 10b-5. All defendants are sued as primary participants in the wrongful and illegal conduct charged herein. The Individual Defendants also are sued as controlling persons of FPA, as alleged below.

          60. In addition to the duties of full disclosure imposed on defendants as a result of their making of affirmative statements and reports, or participation in the making of affirmative statements and reports to the investing public, the Individual Defendants had a duty to promptly disseminate truthful information that would be material to investors in compliance with the integrated disclosure provisions of the SEC as embodied in SEC Regulations S-X (17 C.F.R. Section 210.01, et sec.) and S-K (17 C.F.R. Section 229.10, et seq.) and other SEC regulations, including accurate and truthful information with respect to the Company's business, operations, financial condition and performance so that the market price of the Company's common stock would be based on truthful, complete and accurate information.

          61. FPA, the Individual Defendants and Foundation, individually and in concert, directly and indirectly, by the use of means or instrumentalities of interstate commerce and/or of the mails, engaged and participated in a continuous course of conduct to misrepresent and to conceal adverse material information concerning the business, financial condition, performance, and operations of FPA as specified herein. FPA, the Individual Defendants and Foundation employed devices, schemes and artifices to defraud, while in possession of material adverse non-public information, and engaged in acts, practices, and a course of conduct as alleged herein in an effort to assure investors of FPA's value and performance and continued substantial growth, which included the making of, or the participation in the making of, untrue statements of material facts and omitting to state material facts necessary in order to make the statements made about FPA and its business, operations, financial condition, performance, and results in the light of the circumstances under which they were made, not misleading, as set forth more particularly herein, and engaged in practice and a course of business which operated as a fraud and deceit upon the purchasers of FPA securities during the Class Period.

          62. The primary liability of the Individual Defendants and Foundation, as well as their controlling person liability, arises from the following facts, among others: (i) each of the Individual

Defendants was a high-level executive and/or director at the Company during the Class Period and was a member of the Company's management team; (ii) each of the Individual Defendants, by virtue of his responsibilities and activities as a senior executive officer and/or director of the Company, was privy to and participated in the preparation of the Company's financial statements and reporting of the Company's financial condition and performance; (iii) the Individual Defendants and Foundation enjoyed significant personal contact and familiarity with each other and were advised of and had access to all members of the Company's management team, internal reports, and other data and information about the Company's financial condition and performance at all relevant times; and (iv) the Individual Defendants and Foundation were aware of the Company's dissemination of information to the investing public that they knew or recklessly disregarded was materially false and misleading. The manipulative and deceptive transactions alleged herein were ones that the Individual Defendants and Foundation caused or permitted and for which they were responsible. The Individual Defendants and Foundation had clear knowledge as to the suspicious nature and distorting effect or such transactions.

          63. The defendants had actual knowledge of the misrepresentations and omissions of material facts set forth herein, or acted with reckless disregard for the truth in that they failed to ascertain and to disclose such facts, even though such facts were available to them. Defendants' material misrepresentations and/or omissions were done knowingly or recklessly and for the purpose and effect of concealing FPA's true operating condition and performance from the investing public and supporting the artificially inflated price of its stock. As demonstrated by defendants, overstatements and misstatements of the Company's financial condition and performance throughout the class Period, defendants, if they did not have actual knowledge of the misrepresentations and omissions alleged, were reckless in failing to obtain such knowledge by deliberately refraining from taking those steps necessary to discover whether those statements were false or misleading and departed markedly from their fiduciary and full disclosure obligations and duties in connection therewith.

          64. As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the market price of FPA common stock was artificially inflated during the Class Period. In ignorance of the fact that the market price of FPA stock was artificially inflated, and relying directly or indirectly on the false and misleading statements made by defendants, or upon the integrity of the market in which the securities trade, and the truth of any representations made to appropriate agencies or to the investing public, at the times at which any statements were made, and/or on the absence of material adverse information that was known to or recklessly disregarded by defendants but not disclosed in public statements by defendants during the Class Period, plaintiffs and other members of the Class acquired FPA stock during the Class Period at artificially high prices and were damaged thereby.

          65. At the time of said misrepresentations and omissions, plaintiffs and other members of the Class were ignorant of their falsity and believed them to be true. Had plaintiffs and the other members of the Class and the marketplace known of the true financial condition and performance of FPA, which were not disclosed by defendants, plaintiffs and other members of the Class would not have purchased or otherwise acquired their FPA shares during the Class Period, or, if they had acquired such securities during the Class Period, they would not have done so at the artificially inflated prices that they paid.

          66. By virtue of the foregoing, defendants have violated Section 10(b) of the Exchange Act, and Rule 10b-5 promulgated thereunder.

          67. As a direct and proximate result of defendants' wrongful conduct, plaintiffs and the other members of the Class suffered damages in connection with their purchases of the Company's securities during the Class Period.


                                  SECOND CLAIM

                 Violations Of Section 20(a) Of The Exchange Act
                 Against The Individual Defendants And Foundation

          68. Plaintiffs repeat and reallege the allegations set forth above as if fully set forth herein. This claim is asserted against the Individual Defendants and Foundation.

          69. The Individual Defendants and Foundation acted as controlling persons of FPA within the meaning of Section 20(a) of the Exchange Act as alleged herein. By virtue of their high-level positions, share ownership, participation in and/or awareness of the Company's operations and/or intimate knowledge of the Company's business, financial condition, and performance, the Individual Defendants and Foundation had the power to influence and control and did influence and control, directly or indirectly, the decision-making of the Company, including the content and dissemination of the various statements that plaintiffs contend are false and misleading. Each of the Individual Defendants and Foundation was provided with or had unlimited access to copies of the Company's financial statements, reports, press releases, public filings and other statements prior to and/or shortly after those statements were issued and had the ability to prevent the issuance of the statements or cause the statements to be corrected.

          70. Each of the Individual Defendants and Foundation had direct involvement in or access to the day-to-day operations of the Company and therefore are presumed to have had and exercised the power to control or influence the particular transactions giving rise to the securities violations alleged herein.

          71. Pursuant to Section 20(a) of the Exchange Act, by virtue of their positions as controlling person, the Individual Defendants and Foundation are liable jointly and severally with and to the same extent as the Company for the Company's aforesaid violations of Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. As a direct and proximate result of defendants' wrongful conduct, plaintiffs and other members of the Class suffered damages in connection with their purchases of the Company's securities during the Class Period.

                              BASIS OF ALLEGATIONS

          72. Plaintiffs make the allegations contained in this complaint upon investigation of counsel. Plaintiffs' counsel's investigation included analyses of publicly-available news articles (including reliable investigative reports), public filings, releases, and other matters of public record, as well as consultation with experts. Plaintiffs believe that further substantial evidentiary support for the allegations set forth below will be developed after a reasonable opportunity for discovery.

                                PRAYER FOR RELIEF

          WHEREFORE, plaintiffs pray for relief and judgment, as follows:

          1.Determining that this action is a proper class action under Rule 23 of the Federal Rules of Civil Procedure, and certifying plaintiffs as class representatives and their counsel as class counsel;

          2. Awarding compensatory damages in favor of plaintiffs and the other Class members against all defendants, jointly and severally, for all damages sustained as a result of defendants' wrongdoing, in an amount to be proven at trial, including interest thereon;

          3. Awarding plaintiffs and the Class their reasonable costs and expenses incurred in this action, including counsel fees and expert fees;

          4. Awarding extraordinary, equitable and/or injunctive relief as permitted by law, equity and federal statutory provisions sued hereunder and any appropriate state law remedies; and

          5. Such other and further relief as the Court may deem just and proper.

                                   JURY DEMAND

          Plaintiffs hereby demand a trial by jury.

DATED: May 18, 1998                        MILBERG WEISS BERSHAD
                                             HYNES & LERACH LLP
                                           WILLIAM S. LERACH
                                           DARREN J. ROBBINS




                                           /S/ WILLIAM S. LERACH
                                           ----------------------------------
                                                   WILLIAM S. LERACH



                                           600 West Broadway, Suite 1800
                                           San Diego, CA 92101
                                           Telephone: 619/231-1058

                                           THE OLSEN LAW FIRM
                                           KURT OLSEN
                                           2300 N. Street, NW
                                           Suite 600
                                           Washington, DC 20037
                                           Telephone: 202/663-9337

                                           BERGER & MONTAGUE, P.C.
                                           TODD S. COLLINS
                                           1622 Locust Street
                                           Philadelphia, PA 19103
                                           Telephone: 215/875-3000

                                           HOFFMAN & EDELSON
                                           MARC EDELSON
                                           45 W. Court Street
                                           Doylestown, PA 18901
                                           Telephone:   215/230-8043

                                           Attorneys for Plaintiffs

                       CERTIFICATION OF NAMED PLAINTIFFS
                      PURSUANT TO FEDERAL SECURITIES LAWS
                      -----------------------------------

     Rick and Coralette Penick, ("Plaintiffs") duly swear and say, as to the claims asserted under the federal securities laws, that:

     1.   Plaintiffs have reviewed the complaint and authorized its filing.

     2. Plaintiffs did not purchase the security that is the subject of this action at the direction of plaintiffs' counsel or in order to participate in this private action.

     3. Plaintiffs are willing to serve as a representative party on behalf of the class, including providing testimony at deposition and trial, if necessary.

     4. Plaintiffs' transactions in the security that is the subject of this action during the Class Period are as follows:


SECURITY     TRANSACTION        DATE         PRICE PER SHARE
--------     -----------        ----         ---------------
FPAM         Purchased 500       4/3/98      $16 1/4
FPAM         Purchased 1000      4/16/98     $13 3/4

     5. During the three years prior to the date of this Certificate, Plaintiffs have sought to serve or served as a class representative in the following actions filed under the federal securities laws: None.

     6. Plaintiffs have not and will not accept any payment for serving as a representative party on behalf of the class beyond the Plaintiffs' pro rata share of any recovery, or as ordered or approved by the court, including any award for reasonable costs and expenses (including lost wages) directly relating to the representation of the class.

I declare under penalty of perjury that the foregoing is true and correct. Executed this day of May 16th, 1998, at 2:30 PM.


                                                    /s/  RICK PENICK
                                                    ---------------------------
                                                         Rick Penick


                                                     /s/  CORALETTE PENICK
                                                    ---------------------------
                                                          Coralette Penick

                        CERTIFICATION OF NAMED PLAINTIFFS

                       PURSUANT TO FEDERAL SECURITIES LAWS

          Albert Barnabei and Nancy Barnabei, ("Plaintiffs) duly swears and says, as to the claims asserted under the federal securities laws, that:

          1. Plaintiffs have reviewed the complaint and authorized its filing.

          2. Plaintiffs did not purchase the security that is the subject of this action at the direction of plaintiff's counsel or in order to participate in this private action.

          3. Plaintiffs are willing to serve as a representative party on behalf of the class, including providing testimony at deposition and trial, if necessary.

          4. Plaintiff's transactions in the security that is the subject of this action during the Class Period are as follows:



          SECURITY          TRANSACTION           DATE         PRICE PER SHARE
          --------          -----------           ----         ---------------
          FPAM              Purchased 500       10/31/97       $23 1/4


          5. During the three years prior to the date of this Certificate, Plaintiffs have sought to serve or served as a class representative in the following actions filed under the federal securities laws: None

          6. Plaintiffs have and will not accept any payment for serving as a representative party on behalf of the class beyond the Plaintiff's pro rata share of any recovery, or as ordered or approved by the court, including any award for reasonable costs and expenses (including lost wages) directly relating to the representation of the class.

I declare under penalty of perjury that the foregoing is true and correct. Executed this day of 18, 1998 at May


                                                  /s/ ALBERT  D. BARNABEI
                                                  -----------------------------
                                                      Albert Barnabei



                                                  /s/ NANCY M. BARNABEI
                                                  -----------------------------
                                                      Nancy Barnabei

                        CERTIFICATION OF NAMED PLAINTIFF
                       PURSUANT TO FEDERAL SECURITIES LAWS


          FREDERICK M. GARSON ("Plaintiff") declares:

          1. Plaintiff has reviewed the complaint and authorized its filing.

          2. Plaintiff did not purchase the security that is the subject of this action at the direction of plaintiff's counsel or in order to participate in this private action or any other litigation under the federal securities laws.

          3. Plaintiff is willing to serve as a representative party on behalf of the class, including providing testimony at deposition and trial, if necessary.

          4. Plaintiff has made no transaction(s) during the Class Period in the debt or equity securities that are the subject of this action except those set forth below:


                                                                         Price
Security           Transaction                  Date                   Per Share
--------           -----------                  ----                   ---------
Common Stock       Purchased 800 shares         02/27/98                $24.56


          During the three years prior to the date of this Certificate, Plaintiff has sought to serve or served as a representative party for a class in the following actions filed under the federal securities laws:


          6. The Plaintiff will not accept any payment for serving as a representative party on behalf of the class beyond the Plaintiff's pro rata share of any recovery, except such reasonable costs and expenses (including lost wages) directly relating to the representation of the class as ordered or approved by the court.

          I declare under penalty of perjury that the foregoing is true and correct. Executed this 10th day of May, 1998.




                                             /s/   FREDERICK M. GARSON
                                            -----------------------------------
                                                   FREDERICK M. GARSON

                                                             FILED
                                                       98 MAY 18 PM 1:23
                                                   CLERK, U.S. DISTRICT COURT
                                                 SOUTHERN DISTRICT OF CALIFORNIA

                                                         BY: [SIG] DEPUTY


                               CIVIL COVER SHEET

JS 44
(Rev. 07/89)

The JS-44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleadings or other papers as required by law, except at provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. (SEE INSTRUCTIONS ON THE REVERSE OF THE FORM.)

I. (a) PLAINTIFFS

RICK PENICK and CORALETTE PENICK, ALBERT D. BARNABEI and NANCY M. BARNABEI, and FREDERICK M. GARSON, On Behalf of Themselves and All Others Similarly Situated


(b)  COUNTY OF RESIDENCE OF FIRST LISTED PLAINTIFF       New York
                        (EXCEPT IN U.S. PLAINTIFF CASES) --------

--------------------------------------------------------------------------------
(c)  ATTORNEYS (FIRM NAME, ADDRESS,AND TELEPHONE NUMBER)

William S. Lerach, Esq.

MILBERG WEISS BERSHAD HYNES & LERACH LLP
600 West Broadway, Suite 1800
San Diego, CA 92101
619/231-1058

--------------------------------------------------------------------------------

DEFENDANTS

FPA MEDICAL MANAGEMENT INC., SOL LIZERBRAM, STEPHEN J. DRESNICK, SETH FLAM, STEVEN M. LASH and FOUNDATION HEALTH CORPORATION

COUNTY OF RESIDENCE OF FIRST LISTED DEFENDANT
                                              ----------------------------------
                         (IN U.S. PLAINTIFF CASES ONLY)

NOTE:  IN LAND CONDEMNATION CASES, USE THE LOCATION OF THE TRACT OF LAND
       INVOLVED

--------------------------------------------------------------------------------

ATTORNEYS (IF KNOWN)




--------------------------------------------------------------------------------

II.  BASIS OF JURISDICTION                         (PLACE AN x IN ONE BOX ONLY)

[ ]  1.  U.S. Government                 [X] 3.  Federal Question
         Plaintiff                               (U.S. Government Not a Party)

[ ]  2.  U.S. Government                 [ ] 4.  Diversity
         Defendant                               (Indicate Citizenship of
                                                    Parties in Item III)

--------------------------------------------------------------------------------

III. CITIZENSHIP OF PRINCIPAL PARTIES                (PLACE AN x IN ONE BOX FOR
     (For Diversity Cases Only)             PLAINTIFF AND ONE BOX FOR DEFENDANT)

                          PTF    DEF                                 PTF   DEF

Citizen of This State    [ ] 1  [ ] 1    Incorporated or Principal  [ ] 4  [ ] 4
                                           Place of Business in
                                           This State

Citizen of Another       [ ] 2  [ ] 2    Incorporated and           [ ] 5  [ ] 5
  State                                    Principal Place of
                                           Business in Another
                                           State

Citizen or Subject of    [ ] 3  [ ] 3    Foreign Nation             [ ] 6  [ ] 6
  a Foreign Country

--------------------------------------------------------------------------------

IV. CAUSE OF ACTION

           (CITE THE U.S. CIVIL STATUTE UNDER WHICH YOU ARE FILING AND
                 WRITE A BRIEF STATEMENT OF CAUSE. DO NOT CITE
                   JURISDICTIONAL STATUTES UNLESS DIVERSITY.)



        CLASS ACTION COMPLAINT FOR VIOLATIONS OF FEDERAL SECURITIES LAW 15 U.S.C. SECTIONS 78j(b) and 78t(a)

--------------------------------------------------------------------------------

V. NATURE OF SUIT (PLACE AN x IN ONE BOX ONLY)

--------------------------------------------------------------------------------
       CONTRACT                                   TORTS
--------------------------------------------------------------------------------

[ ] 110 Insurance             PERSONAL INJURY                PERSONAL INJURY
[ ] 120 Marine            [ ] 310 Airplane             [ ] 362 Personal Injury--
[ ] 130 Miller Act        [ ] 315 Airplane Product             Med Malpractice
[ ] 140 Negotiable                Liability            [ ] 365 Personal Injury--
        Instrument        [ ] 320 Assault, Libel &             Product Liability
[ ] 150 Recovery of               Slander              [ ] 368 Asbestos Personal
        Overpayment &     [ ] 330 Federal Employers'           Injury Product
        Enforcement of            Liability                    Liability
        Judgment          [ ] 340 Marine
[ ] 151 Medicare Act      [ ] 345 Marine Product             PERSONAL PROPERTY
[ ] 152 Recovery of               Liability            [ ] 370 Other Fraud
        Defaulted Student [ ] 350 Motor Vehicle        [ ] 371 Truth in Lending
        Loans (Excl.      [ ] 355 Motor Vehicle        [ ] 380 Other Personal
        Veterans)                 Product Liability            Property Damage
[ ] 153 Recovery of       [ ] 360 Other Personal       [ ] 385 Property Damage
        Overpayment of            Injury                       Product Liability
        Veteran's Benefits
[ ] 160 Stockholders'
        Suits
[ ] 190 Other Contract
[ ] 195 Contract Product
        Liability

--------------------------------------------------------------------------------
REAL PROPERTY                 CIVIL RIGHTS                 PRISONER PETITIONS
--------------------------------------------------------------------------------

[ ] 210 Land Condemnation   [ ] 441 Voting             [ ] 510 Motion to Vacate
[ ] 220 Foreclosure         [ ] 442 Employment                 Sentence
[ ] 230 Rent Lease &        [ ] 443 Housing/                   Habeas Corpus:
        Ejectment                   Accommodations     [ ] 530   General
[ ] 240 Torts to Land       [ ] 444 Welfare            [ ] 535   Death Penalty
[ ] 245 Tort Product        [ ] 440 Other Civil        [ ] 540 Mandamus & Other
        Liability                   Rights             [ ] 550 Other
[ ] 290 All Other Real
        Property

--------------------------------------------------------------------------------
 FORFEITURE/PENALTY            BANKRUPTCY                     OTHER STATUTES
--------------------------------------------------------------------------------
[ ] 610 Agriculture         [ ] 422 Appeal             [ ] 400 State
[ ] 620 Other Food & Drug           29 USC 158                 Reapportionment
[ ] 625 Drug Related        [ ] 423 Withdrawal         [ ] 410 Antitrust
        Seizure of                  29 USC 157         [ ] 430 Banks and Banking
        Property            -------------------------- [ ] 450 Commerce/ICC
        21 USC 851               PROPERTY RIGHTS               Rates/etc.
[ ] 630 Liquor Laws         -------------------------- [ ] 460 Deportation
[ ] 640 R.R & Truck         [ ] 820 Copyrights         [ ] 470 Racketeer
[ ] 650 Airline Regs        [ ] 830 Patent                     Influenced and
[ ] 660 Occupational        [ ] 840 Trademark                  Corrupt
        Safety/Health       --------------------------         Organizations
[ ] 690 Other                    SOCIAL SECURITY       [ ] 810 Selective Service
-------------------------   -------------------------- [X] 850 Securities/
         LABOR              [ ] 861 HIA (1395A)                Commodities/
-------------------------   [ ] 862 Black Lung (923)           Exchange
[ ] 710 Fair Labor          [ ] 863 DIWC/DIWW (405(g)) [ ] 875 Customer
        Standards Act       [ ] 864 SSID Title XVI             Challenge
[ ] 720 Labor/Mgmt.         [ ] 865 RSI (405(g))               12 USC 3410
        Relations                                      [ ] 891 Agricultural Acts
[ ] 730 Labor/Mgmt.         -------------------------- [ ] 892 Economic
        Reporting &             FEDERAL TAX SUITS              Stabilization
        Disclosure Act      --------------------------         Act
[ ] 740 Railway Labor       [ ] 870 Taxes (U.S.        [ ] 893 Environmental
        Act                         Plaintiff or               Matters
[ ] 790 Other Labor                 Defendant)         [ ] 894 Energy Allocation
        Litigation          [ ] 871 IRS--Third Party           Act
[ ] 791 Empl. Ret. Inc.             26 USC 7609        [ ] 895 Freedom of
        Security Act                                           Information Act
                                                       [ ] 900 Appeal of Fee
                                                               Determination
                                                               Under Equal
                                                               Access to Justice
                                                       [ ] 950 Constitutionality
                                                               of State Statutes
                                                       [ ] 890 Other Statutory
                                                               Actions

--------------------------------------------------------------------------------

VI. ORIGIN                               (PLACE AN x IN ONE BOX ONLY)


                                                                                  Transferred                            Appeal to
                                                                                  from                                   District
[X] 1 Original    [ ] 2 Removed    [ ] 3 Remanded     [ ] 4 Reinstated      [ ] 5 another    [ ] 6 Multidistrict   [ ] 7 Judge
      Proceeding        from State       from               or Reopened           district         Litigation            from
                        Court            Appellate                                (specify)                              Magistrate
                                         Court                                                                           Judgment

-------------------------------------------------------------------------------
VIII. RELATED CASE(S)  (See instructions):
      IF ANY

                                     JUDGE              DOCKET NUMBER
                                          ------------               ----------


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DATE                             SIGNATURE OF ATTORNEY OF RECORD

MAY 18, 1998                     /s/ WILLIAM S. LERACH
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UNITED STATES DISTRICT COURT